UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2007
INTUIT INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21180	77-0034661

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Coast Avenue
Mountain View, CA 94043
(Address of Principal Executive Offices) (Zip Code)
(Registrant’s telephone number, including area code): (650) 944-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS
     In August 2007, Stephen M. Bennett, President and Chief Executive Officer of Intuit Inc. (“Intuit”), adopted stock trading plans related to the sale of approximately 290,000 shares of Intuit common stock that will vest or be issued in January 2008 and the sale of approximately 340,000 shares that will vest or be issued in July and August 2008. The actual number of shares to be sold under these plans may vary depending on the number of shares withheld to satisfy certain tax withholding obligations. Mr. Bennett also adopted a trading plan related to the exercise and sale of up to 1,600,000 shares issuable under an option granted in January 2000, which expires in March 2008. Pursuant to this plan, a brokerage firm may exercise Mr. Bennett’s stock option and sell the issued shares before the expiration date of the option. The exercise and sale transactions under this plan will only be executed if the market price of Intuit stock exceeds the exercise price of the stock options.
     These plans are intended to satisfy the requirements of Rule 10b5-1 of the Exchange Act and each was adopted in accordance with Intuit’s policies regarding securities transactions. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock.
     Transactions under these plans will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission, to the extent required by law.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intuit Inc.
Date: September 12, 2007	By:	/s/ LAURA A. FENNELL
Laura A. Fennell
Senior Vice President, General Counsel and Corporate Secretary